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                                                                      EXHIBIT 15






Board of Directors
Atmos Energy Corporation


We are aware of the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3 D/A, No. 33-70212; Form S-3, No. 33-58220;
Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475;
Form S-3/A, No. 333-50477; Form S-3/A, No. 333-93705; Form S-3, No. 333-95525;
Form S-3, No. 333-75576; Form S-4, No. 333-13429; Form S-8, No. 33-68852; Form
S-8, No. 33-57687; Form S-8, No. 33-57695; Form S-8, No. 333-32343; Form S-8,
No. 333-46337; Form S-8, No. 333-73143; Form S-8, No. 333-73145; Form S-8, No.
333-63738; and Form S-8, No. 333-88832) of Atmos Energy Corporation and in the related Prospectuses of our report dated February 10, 2003, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation which are included in its Form 10-Q for the quarter ended December 31, 2002.





                                                        ERNST & YOUNG LLP


Dallas, Texas
February 14, 2003